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                                                                   Exhibit 99.1


                      [LOGO OF VION PHARMACEUTICALS, INC.]


                    COMPANY CONTACT:  Vion Pharmaceuticals, Inc.
                                      Howard B. Johnson, President
                                      (203) 498-4210 phone


                    Vion Appoints Howard B. Johnson President


NEW HAVEN, CT, January 15, 2004 - VION PHARMACEUTICALS, INC. (NASDAQ SMALLCAP:
VION) announced today that Howard B. Johnson, in addition to his responsibilities as Chief Financial Officer, has been appointed President. He will continue to report to Alan Kessman, Chief Executive Officer of the Company.

Mr. Johnson, 44, joined Vion in March 2002 as Vice President, Finance and Chief Financial Officer, responsible for finance, business development and investor relations. In his new position, he will also be responsible for project management, regulatory affairs, human resources and information technology.

 "This promotion recognizes Howard's outstanding contributions and accomplishments," remarked Alan Kessman, Chief Executive Officer. "Howard continually demonstrates extraordinary analytical and managerial ability and has been instrumental in Vion's recent progress. We are looking forward to continued success for both Howard and Vion in the future." Mr. Kessman added.

Mr. Johnson's experience includes financial management positions at several entrepreneurial companies. He has also been a seed investor and served as a member of the Board of Directors of Acorda Therapeutics, a privately held company focusing on developing therapeutic products for spinal cord injury and other central nervous system disorders. Mr. Johnson started his career in investment banking at PaineWebber where he raised capital, and structured investments and product development partnerships with leading biotechnology companies for PaineWebber Development Corporation.

Vion Pharmaceuticals, Inc. is a biopharmaceutical company developing novel agents for the treatment of cancer. Vion's agents in clinical trials include:
Triapine'r', a potent inhibitor of a key step in DNA synthesis and CLORETAZINE'TM' (VNP40101M), a unique sulfonyl hydrazine DNA alkylating agent. Agents in preclinical studies include: TAPET'r', a modified Salmonella vector used to deliver anticancer agents directly to tumors and KS119, a hypoxia-selective compound from the sulfonyl hydrazine class. Vion also recently obtained an option to license several heterocyclic hydrazones which have demonstrated potent anti-tumor activity in preclinical studies. For additional information on Vion and its product development programs, visit the Company's Internet web site at www.vionpharm.com.

This news release contains forward-looking statements. Such statements are subject to certain risk factors which may cause Vion's plans to differ or results to vary from those expected, including Vion's ability to secure external sources of funding to continue its operations, the inability to access capital and funding on favorable terms, continued operating losses and the inability to continue operations as a result, its dependence on regulatory approval for its products, delayed or unfavorable results of drug trials, the possibility that favorable results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials, the need for additional research and testing, and a variety of other risks set forth from time to time in Vion's filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Vion's Annual Report on Form 10-K for the year ended December 31, 2002. Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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